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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]



December 30, 1999

Metricom, Inc.
Metricom Finance, Inc.
980 University Avenue
Los Gatos, CA 95030-2375

Ladies and Gentlemen:

We have acted as counsel to Metricom, Inc., a Delaware corporation ("Metricom"), and Metricom Finance, Inc., a Delaware corporation ("Finance"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 (file no. 333-91359) of (i) senior debt securities (the "Senior Debt Securities") and/or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") of Metricom and Finance, and which Debt Securities are, as to Finance's obligations thereunder, fully and unconditionally guaranteed by Metricom (the "Guarantees") to the extent set forth in the respective indentures governing the Senior Debt Securities (the "Senior Indenture") and the Subordinated Debt Securities (the "Subordinated Indenture") and (ii) shares of common stock, par value $0.001, of Metricom (the "Common Stock"), to be offered and sold by Metricom from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"), with aggregate gross proceeds of up to $1,200,000,000, in each case pursuant to terms and conditions to be designated by Metricom and/or Finance at the time of offering. The Debt Securities, Guarantees and Common Stock are collectively referred to as the "Securities."

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of Metricom and Finance and have not sought to independently verify such matters.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

In rendering this opinion, we have also assumed that, prior to any offering and sale of Securities, the Board of Directors (or a special committee thereof authorized to act on its behalf) of Metricom and/or Finance, as applicable, will duly authorize the terms of and the prices at which (A) the Debt Securities are to be issued and sold in accordance with the terms of the Senior Indenture or the Subordinated Indenture, as applicable (and, if Debt Securities are convertible

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Metricom, Inc.
Metricom Finance, Inc.
December 30, 1999
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into or exchangeable for Common Stock, the issuance of such Common Stock upon such conversion or exchange and the terms thereof) and (B) shares of Common Stock are to be issued and sold.

We express no opinion herein concerning any laws other than the federal laws of the United States, the laws of the State of California and the Delaware General Corporation Law, as well as applicable provisions of the Constitution of the State of Delaware and applicable case law. We express no opinion as to whether the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

        1. With respect to any offering of any series of Debt Securities and related Guarantees (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a purchase agreement with respect to the Offered Debt Securities, such purchase agreement has been duly authorized, executed and delivered by Metricom, Finance and the other parties thereto; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or Subordinated Indenture, as applicable, if any, so as not to violate any applicable law, the operative certificate of incorporation or by-laws of Metricom and/or Finance, as applicable, or result in a default under or breach of any agreement or instrument binding upon Metricom and/or Finance, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Metricom and/or Finance, as applicable; (v) the Senior Indenture or Subordinated Indenture, as applicable, has been qualified under the Trust Indenture Act of 1939, as amended; (vi) each of the Senior Indenture and the Subordinated Indenture has been duly authorized, executed and delivered by the relevant Trustee and (vii) the Offered Debt Securities have been duly executed and manually authenticated by duly authorized officers of the relevant Trustee in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor; then (1) the Offered Debt Securities, when issued and sold in accordance with the Senior Indenture or Subordinated Indenture, as applicable, if any, and a duly authorized, executed and delivered purchase agreement, will be valid and binding obligations of Metricom and Finance, enforceable against Metricom and Finance in accordance with their respective terms, subject to (a) general equity principles and the limitations on the availability of equitable relief, including,

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Metricom Finance, Inc.
December 30, 1999
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without limitation, specific performance; (b) the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, suretyship, dissolution, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally; (c) limitations created by or arising under statute or case law on a debtor's or surety's ability to waive rights or benefits, including without limitation, the possible right of exoneration of a guarantor if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation or reimbursement rights of the guarantor against the principal, or otherwise takes, without notifying the guarantor, any action that materially prejudices such guarantor; (d) limitations created by or arising under statute or case law on the enforceability of certain covenants and provisions of agreements where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor or surety and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing; (e) limitations on the right of a lender to impose added charges for late payments or defaults by the borrower, where it is determined that such charges bear no reasonable relation to the damage suffered by the lender as a result of such late payments or defaults or where the requirements of California Civil Code Section 2954.5 are not met; (f) the effect of California Civil Code Section 1717 on the recovery of attorneys' fees in contract actions; (g) the effect of California Civil Code Section 3433; (h) limitations imposed by law and public policy on indemnification and exculpation;
(i) defenses available to guarantors generally; and (j) any other limitations which, in the event of any default by Metricom or Finance in its obligations under the Offered Debt Securities, would act as a limitation on the rights of the creditor in accordance with California law, but which would not prevent the creditor from exercising legally adequate remedies for realization of the principal benefits intended to be provided by the Offered Debt Securities and
(2) if shares of Common Stock are issuable upon conversion or exchange of any convertible Offered Debt Securities, the shares of Common Stock issuable upon conversion or exchange will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and conversion or exchange of the Offered Debt Securities in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, if any, relating thereto and that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration for the issuance of such shares of Common Stock is not less than the par value of the Common Stock.

        2. With respect to any offering of shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules thereunder; (iii) if the shares of Common Stock are to be sold

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Metricom, Inc.
Metricom Finance, Inc.
December 30, 1999
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pursuant to a purchase agreement with respect to the shares of Common Stock, such purchase agreement has been duly authorized, executed and delivered by Metricom and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Metricom have taken all necessary corporate action to approve the issuance and terms of the shares of Common Stock and related matters; and (v) the terms of the shares of Common Stock and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and by-laws of Metricom so as not to violate any applicable law, the operative certificate of incorporation or by-laws of Metricom or result in a default under or breach of any agreement or instrument binding upon Metricom and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Metricom, the shares of Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Sincerely,

Cooley Godward LLP

/s/ KENNETH L. GUERNSEY

Kenneth L. Guernsey